WAIVER OF DEFAULT

This Waiver of Default (this “Waiver”) is entered into as of February 16, 2010, by and between St. George Investments, LLC, an Illinois limited liability company (“Lender”), and Radiant Pharmaceuticals, Inc., a Delaware corporation (formerly AMDL, Inc.) (“Borrower”).

A.           Borrower previously issued to Lender a certain Convertible Promissory Note dated September 15, 2009 (the “Note”).

B.           Under that certain Waiver of Default entered into between Lender and Borrower as of December 11, 2009 (the “Initial Waiver”), Borrower agreed to repay the entire balance of the Note, including any adjustments thereto pursuant to the terms of the Initial Waiver, by February 1, 2010.

C.           Borrower failed to pay the entire balance of the Note by February 1, 2010 and is consequently in default under the terms of the Note as of such date (the “Default”).

D.           Borrower now desires that Lender waive the Default and Lender has agreed to do so subject to the terms and conditions of this Waiver.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.           Waiver.  Subject to Borrower’s compliance with the terms and conditions of this Waiver, Lender hereby waives the occurrence of the Default effective as of the date hereof and continuing through May 15, 2010. In conjunction therewith (and subject to Borrower’s compliance with the terms and conditions of this Waiver), Lender agrees to (i) not accelerate the amounts due under the Note prior to May 15, 2010, and (ii) exercise the Warrant to Purchase Shares of Common Stock originally issued by Borrower to Lender on September 15, 2009 (the “Warrant”) as to 140,000 shares of Borrower’s common stock at the price determined in the Warrant, which price shall be payable in cash by February 16, 2010. Notwithstanding anything to the contrary herein, the foregoing waiver and agreement not to accelerate the Note shall not apply to the occurrence of a Trigger Event or an Event of Default (as defined in the Note) on or after May 15, 2010, or any other Trigger Event or default not waived hereunder that occurs prior to May 15, 2010, even if the occurrence of such Trigger Event or Default incorporates days prior to May 15, 2010.

2.           Prior Waiver. For the avoidance of doubt and subject to the terms and conditions of this Waiver, Lender’s rights under the Note shall be calculated as though all prior waivers had never been entered into.

3.           Default Fee. As additional consideration for Lender’s waiver in Section 1, Borrower shall pay to Lender a default fee equal to $50,000 (the “Default Fee”), which Default Fee shall be added to the balance of the Note effective as of the date of this Waiver.

4.           Failure to Comply. Upon the occurrence of any of the following events, Lender’s waiver given herein shall immediately be deemed withdrawn, such waiver shall be deemed to have never been given, and the occurrence of the Default shall again be effective:

(a)           If any of Borrower’s assets are assigned to its creditors, if Borrower fails to pay its debts generally as they become due, or if Borrower files any petition, proceeding, case or action for relief under any bankruptcy, reorganization, insolvency or moratorium law, rule, regulation, statute or ordinance (collectively, “Laws and Rules”), or any other Law and Rule for the relief of, or related to, debtors;

(b)           If any involuntary petition is filed under any bankruptcy or similar Law or Rule against Borrower, or a receiver, trustee, liquidator, assignee, custodian, sequestrator or other similar official is appointed to take possession of any of the assets or properties of Borrower or any guarantor; or

(c)           If Borrower fails to deliver shares of its common stock to Lender pursuant to a conversion allowance under the Note within 5 days of Lender’s request for conversion.

Upon the occurrence of any of the foregoing, notwithstanding any other rights or remedies of Lender hereunder, Lender shall remain entitled to the Common Shares and shall receive the Default Fee as compensatory damages for Borrower’s breach of this Waiver.

5.           Ratification of Note.  The Note shall be and remain in full force and effect in accordance with its terms and hereby is ratified and confirmed in all respects.  Except as expressly set forth herein, the execution, delivery, and performance of this Waiver shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Lender under the Note, as in effect prior to the date hereof.

6.           Governing Law; Venue. This Waiver and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, without regard to the conflicts of law provisions of the State of Illinois or of any other state.  With respect to any disputes arising out of or related to this Agreement, the parties consent to the exclusive jurisdiction of, and venue in, the state courts in Illinois (or in the event of exclusive federal jurisdiction, the United States District Court Northern District of Illinois).

7.           Severability. If any part of this Waiver is construed to be in violation of any law, such part shall be modified to achieve the objective of the parties to the fullest extent permitted and the balance of this Agreement shall remain in full force and effect.

8.           Further Assurances. Each party shall do and perform or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other Party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

9.           Attorneys’ Fees. If any action in law or in equity is brought by a party to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and disbursements, in addition to any other relief to which such party may be entitled.

10.           Counterparts.  This Waiver may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

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IN WITNESS WHEREOF, the undersigned have executed this Waiver as of the first date above written.

BORROWER:

RADIANT PHARMACEUTICALS, INC.

By: ___________________________________
Name: _________________________________
Title: _________________________________

LENDER:

ST. GEORGE INVESTMENTS, LLC

By: ___________________________________
John M. Fife, Manager

[Signature page to Waiver of Default]